UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on September 7, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: August 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through August 1, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Profitability in Newer Businesses

1.              How long does it typically take before you expect expansion in newer markets to break-even?

It’s hard to pin a time frame on the “typical” case because the length of time can vary significantly depending on the nature of the business and the size of the new venture. However, it would be fair to say that it generally takes at least several years for an entirely new business venture to break even. As a philosophical matter, we believe it’s important to invest for future growth and we’re willing to trade off some short-term profitability to make investments toward a compelling long-term opportunity.

Acquisition Strategy

2.              When you analyze potential acquisitions what kind of IRR [internal rate of return] and/or accretion requirements do you have?

We answered a similar question in our June 2007 monthly investor Q&A, which is available at the link below:

http://corporate.morningstar.com/US/financials/QA_Jun_2007.pdf

We measure the potential for an acquisition to add value by performing a discounted cash flow analysis of all of the cash flows we expect from the acquisition over its lifetime, using our estimate of the cost of capital for the business being acquired as the discount rate. We don’t have a single, predetermined hurdle rate that we apply in every acquisition; instead, the cost of capital estimate varies depending on the nature of the business we’re considering.

Some of the ways we can create value with an acquisition include streamlining infrastructure (for example, by combining the data processing or general and administrative functions) or by leveraging sales opportunities with a new customer base. It often takes time to fully realize these benefits, so we evaluate the ultimate success of an acquisition over many years. We would consider an acquisition successful if returns on the acquisition exceed the cost of capital.

Market Structure and Consolidation

3.              How fragmented is the market place for service providers such as yourselves in the U.S. and internationally?  Do you see a lot of opportunities for consolidation?  What is the driver for these services providers to sell given the relatively solid growth prospects, in general?

We’d describe financial information providers as being barbelled between a few larger players who have larger positions within the industry (including Thomson, McGraw-Hill, and Reuters) and a number of smaller firms with more fragmented positions, particularly outside of the United States. There are also a few firms, including Morningstar, that land somewhere in the middle of this spectrum. We see many opportunities for consolidation and in fact have recently seen a flurry of merger activity in the industry. For example, Thomson has announced plans to acquire Reuters, Telekurs plans to take over Fininfo (including its subsidiary Europerformance, a local French competitor of Morningstar), and Reuters has announced plans to purchase Feri Fund Market Information, which mainly operates in Europe, and one of its subsidiaries.

In our conversations with firms that are planning to sell their operations, a few themes have emerged. Some firms have struggled to achieve the scale necessary to maximize their market reach and profitability. In other cases, such as with our acquisition of Ibbotson Associates, we believe that being acquired by another company is simply part of the natural life cycle of some private firms headed by a founder who wants to diversify his or her assets. There are also firms, such as Aspect Huntley, that were successful on a stand-alone basis but had owners who believed they could accomplish more as part of a larger organization.

Barriers to Entry in Financial Information Business

4.              Unlike some other industries, the barriers for entering newer markets for players such as yourselves with reasonable financial strength seem limited—is that a fair assumption?

Yes, we’d agree that the financial information business has lower barriers to entry than some other industries, particularly for companies that already have an established business model and financial resources. It doesn’t require heavy capital investment or specialized patents, for example. There are some potential barriers, however, that we take into consideration when entering newer areas, including the time and cost required to create a comprehensive, high-quality investment database; government regulations and restrictions that could impact the products and services we offer; and the strength of brand names and sales relationships already established by existing participants.

Capital Expenditures

5.              With a planned capital expenditure of about 10% or so of revenues annually, how do you see this limiting your ability to grow globally?

Our capital expenditures have historically been lower, ranging in recent years from 1.5% of revenue (in 2006) to 6.5% of revenue (in 2001). Our capital expenditures of $5.9 million in the first six months of 2007 were related to design and architectural fees related to the planned office space for our corporate headquarters and U.S. operations, as well as spending for computer equipment and leasehold improvements for our new office space in Canada, Europe, and Australia.

We plan on investing substantial amounts over the next year as we complete the build-out of our new corporate headquarters and our U.S. operations. Our capital spending may also increase as we integrate recently acquired businesses. Over the long term, however, we don’t think of our business as being particularly capital-intensive, so we don’t really view planned capital expenditures as a barrier to growth.

Morningstar Equity Research

6.              In trying to determine the impact that the Global Analyst Research Settlement (GARS) [has had] on the Individual segment, I would like to know what the average Morningstar.com member looked like prior to recording revenue from those contracts? More specifically, is the information listed on your website now (average annual income: 100k+ and average investment portfolio size: 341k+) impacted at all by the investors who have access to your research now that contracts are in place with 6 firms?

Stated another way, do you believe the average “brokerage firm” client (related to the GARS) fits the average “Morningstar.com” client profile?  My goal is to determine how much the exposure Morningstar is receiving at the various brokerage firms would offer in off-setting revenue in the event of any contract cancellations or non-renewals.

The information that you cite regarding the profile of Premium Members on Morningstar.com (which we show in the section titled “More About Our Audience” under Advertising Opportunities on www.morningstar.com) is based only on the information we have about the individuals who have signed up for our Premium Membership service. It doesn’t reflect any statistics about the brokerage firm clients who receive Morningstar’s research under the terms of the Global Analyst Research Settlement. The firms involved in the settlement generally don’t share information with us about the profile of their clients, but we conduct our own customer surveys to learn more about our customer base on Morningstar.com. We know what percentage of our customers use full-service brokers versus online brokerage firms, for example, and although we don’t disclose the specifics of that market research, our customers tend to be self-directed and rely less on full-service brokers. For the most part, we believe that the typical Settlement firm client—who has chosen to work with a financial advisor—has different characteristics from the self-directed investors who tend to pay for Premium service on Morningstar.com.

7.              Of the 1,800 companies that you provide research coverage [on], how many are in the United States, and how is the coverage spread across the overseas markets?

We’ve continued to increase our equity research coverage, so we now provide analyst reports on more than 2,000 companies on Morningstar.com. Of these, roughly 1,600 are companies based in the United States, 120 are in Europe, 100 are in Asia, 80 are in Canada, and 40 are in South America. We also cover an additional 250 companies listed in Australia through the operations we acquired from Aspect Huntley.

Morningstar Managed Portfolios

8.              Do you have any proprietary mutual funds that you offer in your managed portfolios?  Are the managed portfolios more like separately managed accounts?  Do you have a minimum account size?

No, we don’t offer proprietary mutual funds. Our Morningstar Managed Portfolios program is a fee-based discretionary asset management service offered through unaffiliated financial advisors. For each portfolio available through the program, our investment professionals construct portfolios made up of mutual funds or exchange-traded funds (ETFs) by setting an initial asset allocation and selecting the underlying funds. They then continue to monitor each portfolio, rebalancing and reallocating them when necessary. These portfolios aren’t considered separately managed accounts, which are portfolios of stocks, bonds, and other investments individually constructed for an individual investor and directly owned by the investor. Instead, the Managed Portfolios are a series of portfolios tailored to meet several different investment time horizons and risk profiles.

Our Select Stock Baskets, which we launched in early 2007, share some similar traits with separate accounts, although they’re technically not classified as separate accounts because their structure is somewhat different. The Select Stock Baskets are individually customized stock portfolios based on Morningstar’s proprietary indexes and independent equity research. The Morningstar Indexes form the basis of each stock basket’s investment composition, and the stock basket is tailored to suit an individual’s specific parameters, including sector and industry exposure, stock restrictions, existing holdings, and personal tax situation. Our Investment Services group then selects stocks for the portfolio using Morningstar’s extensive data and research on the stocks within the index, giving more weight to higher-rated stocks and less weight to stocks with low Morningstar Ratings.

We have account minimums in place for both programs: a $50,000 minimum per account for the Managed Portfolios program for portfolios composed of mutual funds and $500,000 per account for Select Stock Baskets.

Institutional Segment

9.              Reading over the last annual report, you mention that there are plans to integrate EnCorr’s asset allocation capabilities into Morningstar Direct.  When completed will EnCorr still be made available as it own asset allocation tool?   What impact will this have on future pricing of Morningstar Direct licenses?

We’re starting to plan for incorporating EnCorr’s asset allocation capability into Morningstar Direct, but we haven’t established a timetable at this point. EnCorr includes a series of six modules, including asset allocation and other functionality. EnCorr currently has a strong subscriber base and we expect to continue delivering EnCorr as a stand-alone product while there is a viable market need for it and while the functionality that it offers is not available in Direct. We haven’t determined how the addition of asset allocation capabilities might impact the pricing of Morningstar Direct, so it would be premature for us to comment about that issue at this point.

10.       I have not seen any break outs other than number of licenses for Morningstar Direct and the current pricing model.  While we can guesstimate as to each product’s contribution to segment revenue, is there any other information you might be willing to disclose related to Morningstar Direct and EnCorr? Revenue by product? How many total clients? Avg. number of licenses per client?

My main goal here is to determine what makes up the other 45% of revenue generated by the Institutional segment after licensed data and investment consulting.  I assume contributions to segment revenue are (approx) 31% investment consulting fees, 24% licensed data and 10% Morningstar Direct.  Please help me understand in more detail what other services make up the remaining 35% of segment revenue.  Am I under/over estimating Morningstar Direct’s current contributions?

We offer a number of other products and services within our Institutional Segment in addition to Investment Consulting, Licensed Data, and Morningstar Direct. Some of the major ones include Retirement Advice, including the Morningstar Retirement Manager and Advice by Ibbotson platforms; Licensed Tools and Content, a set of online tools and editorial content designed for institutions to use in their Web sites and software; Investment Profiles and Guides, which are designed for institutions to use in communicating investment information to individual investors; Morningstar EnCorr, an asset allocation software package; and the Workstation fund performance and analysis system as well as data feeds acquired from Standard & Poor’s.

As a general practice, we only disclose annual revenue amounts for each of our five largest products. Because Morningstar Direct and Morningstar EnCorr haven’t been within the top five, we don’t plan to disclose revenue by product for these two platforms.

Investment Management and Advisory Business

11.       When you say that you would like to achieve leadership position in the company’s Fund-of-Funds investment management business—does this refer to management or offering analytical tools to help in the Fund-of-Funds business?

Our aim to become a global leader in funds-of-funds investment management, which we’ve identified as one of our four main growth strategies, focuses on the investment management side. We think this is an attractive area because of the complexity involved in choosing investments from the thousands of mutual funds, hedge funds, and variable annuities now available and combining them into well-constructed portfolios. Because of investors’ need for greater simplicity and advice in portfolio construction, funds of funds offerings made up of mutual funds, hedge funds, and VAs have all seen strong growth. This is an area where we think we can add value by simplifying the investment process and helping investors achieve better outcomes.

Non-U.S. Operations

12.       Why did you make an acquisition in Australia?  Is that because you feel that you have a reasonable presence in relatively more attractive financial markets?

We made the Aspect Huntley acquisition in Australia (completed in July 2006) because it supported our growth strategies in several different areas. One of our four growth strategies is to expand our products and services internationally, and this acquisition allowed us to increase our global reach with individual investors, financial advisors, and institutions. It also allowed us to expand our equity data to include 1,700 stocks listed in Australia and New Zealand, and provide a more comprehensive set of equity and fund information for investors based in Australia.

Finally, we don’t view Australia as being less attractive than other financial markets. Australia has a very active population of individual investors and one of the highest rates of stock and fund ownership by individual investors in the world. We opened an office in Australia in 1999, and Australia was one of our larger operations outside of the United States prior to the Aspect Huntley acquisition. We think there’s additional growth potential in this area given the size of the investing population and the incentives the government has put in place to encourage investing. Australia ranks as the fourth-largest fund market in the world based on total assets invested in funds as of December 31, 2006. In addition, Australian platforms typically offer advisors and individual investors access to both in-house products and externally managed vehicles. We believe this open architecture, which is similar to the industry structure in the United States, also makes Australia attractive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 3, 2007	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary